UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

COCA-COLA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34874	27-2197395
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(678) 260-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	. Other events
The Company issued a press release on March 24, 2011 announcing  it will release first-quarter 2011 earnings before the market opens on Thursday, April 28, 2011.  A conference call discussing these results will be webcast live over the internet at 10:30 a.m. ET on the same day.  The press release is attached as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits

EXHIBIT
NUMBER                                DESCRIPTION
99.1                                Press Release dated March 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES, INC.
(Registrant)
Date: March 24, 2011	By:	/s/ Suzanne N. Forlidas
	Name:	Suzanne N. Forlidas
	Title:	Vice President, Assistant Secretary and Deputy General Counsel

EXHIBIT LIST
EXHIBIT
NUMBER                                 DESCRIPTION
99.1                                Press Release dated March 24, 2011.

Exhibit 99.1

NEWS RELEASE

CONTACT: Thor Erickson – Investor Relations
+1 (678) 260-3110
Fred Roselli – Media Relations +1 (678) 260-3421

 FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES, INC. TO WEBCAST
FIRST-QUARTER 2011 EARNINGS CONFERENCE CALL

ATLANTA, March 24, 2011 – Coca-Cola Enterprises (NYSE: CCE) will release first-quarter 2011 earnings before the market opens on Thursday, April 28. A conference call discussing these results will be webcast live over the Internet at 10:30 a.m. ET that morning.

 A copy of the company’s earnings news release will be available in the Investor Relations section of the company’s Web site (www.cokecce.com) under News Releases.

 The public can access the live webcast through the company’s Web site at www.cokecce.com. A replay of the presentation will be available at this site later that day.

 Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. For more information about our company, please visit our website at www.cokecce.com.

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